Exhibit 10.37

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



                           AGREEMENT FOR THE PROVISION

                                       OF

                       FIBER OPTIC FACILITIES AND SERVICES

                                     BETWEEN

                           CENTRAL MAINE POWER COMPANY

                                       AND

                              FIVECOM OF MAINE LLC

                                TABLE OF CONTENTS
                                -----------------


PREAMBLE ..................................................................1

RECITALS ..................................................................1

1.   DEFINITIONS...........................................................1

2.   GRANTEE'S RIGHT TO USE; OBLIGATION TO BUILD...........................5

3.   COSTS.................................................................6

4.   THE ROUTE; MODIFICATIONS..............................................6

5.   ENGINEERING, DESIGN AND MAKE READY....................................8

6.   SELECTION OF CONTRACTORS, INSTALLATION................................9

7.   POINT OF DEMARCATION AT BUILDING PATCH PANEL; BUILDING
     EXTENSIONS...........................................................10

8.   OPERATIONS AND MAINTENANCE...........................................10

9.   RELOCATION, REPLACEMENT, REBUILDS OF THE CABLE.......................12

10.  INTERFERENCE WITH JOINT USERS........................................13

11.  REMOVAL OF THE CABLE.................................................13

12.  PERIODIC INSPECTIONS.................................................14

13.  APPROVALS AND CONSULTATION...........................................14

14.  OWNERSHIP............................................................15

15.  USE OF THE CABLE BY GRANTOR..........................................16

16.  CASUALTY.............................................................17

17.  REPRESENTATIONS AND WARRANTIES.......................................17

18.  INSURANCE............................................................18


                                       -i-




19.  TERM AND TERMINATION.................................................19

20.  ANNUAL FEE...........................................................20

21.  FORCE MAJEURE........................................................21

22.  PROPRIETARY INFORMATION..............................................22

23.  ACCESS AND SECURITY..................................................23

24.  NO JOINT VENTURE; COSTS..............................................24

25.  RESERVED.............................................................25

26.  SEVERABILITY.........................................................25

27.  LABOR RELATIONS......................................................25

28.  CONSENTS AND WAIVERS.................................................26

29.  TAXES AND GOVERNMENTAL CHARGES.......................................26

30.  INDEMNIFICATION......................................................26

31.  DEFAULT..............................................................27

32.  ASSIGNMENT...........................................................28

33.  GOVERNMENTAL APPROVALS, PERMITS, AND CONSENTS........................29

34.  NOTICES..............................................................31

35.  DISPUTE RESOLUTION...................................................32

36.  EXERCISE OF RIGHT....................................................32

37.  ADDITIONAL ACTIONS AND DOCUMENTS.....................................33

38.  SURVIVAL.............................................................33

39.  HEADINGS.............................................................33

40.  INCORPORATION OF EXHIBITS............................................33


                                      -ii-



41. COUNTERPARTS.........................................................33

42. APPLICABLE LAW.......................................................34

43. PRIOR AGREEMENTS.....................................................34

EXHIBIT 2.4 .............................................................33

EXHIBIT 8 ...............................................................34

EXHIBIT 8.1 .............................................................35

EXHIBIT 9.1 .............................................................38

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


PREAMBLE

This Agreement is entered into on January 7, 1997 between Central Maine Power Company, a Maine corporation, (the "Grantor") and FiveCom of Maine LLC, a Massachusetts limited liability company (the "Grantee"), (collectively, the "parties").

RECITALS

      WHEREAS, the Grantor is the owner of transmission structures, subtransmission structures, distribution structures, conduits, and associated civil works, ("Grantor's Structures") and has certain rights to use easements, and/or rights of way within which the Grantor's Structures are located in the State of Maine as part of the Grantor's electric transmission and distribution system;

      WHEREAS, the Grantee seeks to use certain of the Grantor's Structures to install Cable Accessories and a fiber optic cable which will consist of [**] of which will be assigned to the Grantor, subject to Section 15 hereof, for CMPNET, its communication system, and the balance of which will be used by the Grantee as part of its communication system, New England Optical Network; and

      WHEREAS, the Grantor is willing to grant the use of certain of Grantor's Structures for this purpose and, while legal title to the cable will, following installation, be in Grantor, to grant the use of certain of the fiber filaments in the Cable to the Grantee, once it is installed, in exchange for certain annual fees and the use of CMPNET; and

      WHEREAS, Grantee is the exclusive developer of the New England Optical Network and provider of marketing, sales, operation and maintenance services and desires to integrate the telecommunication system, which is to be developed hereunder, as part thereof;

      NOW THEREFORE, in consideration of the covenants contained herein, the parties agree as follows:

1.    DEFINITIONS

      Actual Cost. The direct cost to a party of performing work under this Agreement, including any Tax Cost to said party relating to such work, plus reasonable associated overheads but without mark-up and/or profit. The parties shall use their best efforts to perform the work called for at Actual Cost to be at the lowest possible cost.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


      Affiliate. An Organization (i) controlled by such Organization, (ii) controlling such Organization, or (iii) which is controlled by an Organization that also controls such Organization. For the purposes hereof, an Organization is "controlled" by a person who has shares of equity interests with sufficient voting power to elect a majority of the directors, if a corporation, or managers, if an LLC, or persons performing comparable roles in other forms of Organization.

      Annual Fee. See Section 20.1.

      Building Entry. The Grantor's aerial and underground civil works between the distribution pole or service manhole, as the case may be, and the building's electrical or mechanical room.

         Cable. Fiber optic filaments containing, in any suitable jacketing or sheath, either CMPNET, NEON or both.

      Cable Accessories. The attachment and suspension hardware, splice closures and other components necessary either for the placement of the Cable or for the continuity of CMPNET and NEON within the Cable including antennas or other communication devices attached thereto.

      Claims. See Section 30.1.

      CMPNET. The Grantor's [**] contained within the Cable, the Grantor's Equipment and the Grantor's Space.

      Demarcation Point. See Section 7.1.

      Ending Date. See Section 19.1.

      Eliot-to-Portland Route. As defined in the definition of "Route."

      Entities. See definition of Internal Business Purposes in this Section 1.

      Equipment. The power equipment, electronic, multiplex and optronic equipment, including, without limitation, repeaters, junctions, patch panels, alarm monitoring equipment and other equipment necessary to provide a network of fiber optic transmission capacity located on the network side of the Demarcation Point, but not including the Cable. The word "equipment" when not capitalized, refers to equipment of any type.

      Estimated Cost. The reasonable, good faith estimate of the Actual Cost, as mutually agreed to by the parties, of performing work under this Agreement.

      Event of Abandonment. The act of ceasing to maintain or to use the Cable, Cable Accessories, Equipment, and/or equipment for a continuous period of 180 days or longer.

      Extension Period. See Section 19.2.

      Favored Customer Rates. See Section 15.4.

      Fiber Specifications. The performance specifications for fiber in Exhibit 8.1.

      Force Majeure Events. See Section 21.1.

      Grantee. See Preamble.

      Grantee's Space. Floor space to be provided, at previously market rates for such space, to the Grantee by the Grantor, as available in the sole judgment of the Grantor, in existing facilities or in New Buildings of the Grantor along the Route for the placement of Equipment to be used solely in connection with NEON.

      Grantor. See Preamble.

      Grantor's Space. Floor space to be provided to the Grantor by the Grantee in New Buildings of the Grantee, along the Route for the placement of Equipment to be used solely in connection with CMPNET.

      Grantor's Structures or Structures. The meaning as set forth in the first "Whereas."

      Installation Date. For the purpose of the Agreement, the earliest date on which a given Route Segment of either NEON or CMPNET is lit in-service.

      Internal Business Purposes. All communications carried out in the normal course of business by Grantor, and between Grantor and (1) Affiliates of Grantor, and (2) any entities in which Grantor has an equity interest including, but not limited to, Maine Yankee Atomic Power Company (collectively the "Entities"). Such communications shall include, without limitation, intra-company communications, communications with customers, vendors, and suppliers, communications for security and alarm service providers, meter reading, conservation and load management, and other electric energy services.

      Make Ready Work. See Section 5.2.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


      NEON. The optical fiber filaments in the Cable, other than CMPNET, the Grantee's Equipment and the Grantee's Space.

      Network Addition. As defined in the definition of "Route" below.

      New Buildings. Buildings and shelters, including repeater housings, that are to be constructed, erected or positioned on real property to house the Grantee's and/or the Grantor's Equipment and where either the Grantor or the Grantee is the owner or lessee of said real property.

      Organization. A person other than a natural person. Organization includes, without limitation, corporations (both non-profit and other corporations), partnerships (both limited and general), joint ventures, limited liability companies, and unincorporated associations, but the term does not include joint tenancies and tenancies by the entirety.

      Payment Schedule. The schedule of payments to be made by one party to the other, as mutually agreed to by the parties, for work to be performed by one party for the other under this Agreement, which shall be based on the Estimated Cost of such work, subject to supplementary payments or refunds based on Actual Cost.

      Periodic Inspections. Inspections, at Grantor's sole cost, conducted at irregular intervals by the Grantor on all or portions of the Route.

      Program Managers. See Section 13.1.

      Proprietary Information. See Section 22; Proprietary Information includes this Agreement.

      Route. The transmission and, if necessary, distribution corridor that includes the Grantor's Structures between the substation at [**] at the carrier points of presence, as shown on Exhibits 2.4 and 4, (the "[**] Route"), together with any transmission or distribution corridors that include Grantor's Structures which Grantee makes use of to extend either NEON, CMPNET or both pursuant to the terms of this Agreement, such extension being defined as a "Network Addition" and, when installed, shall be considered a part of the Route.

      Route Segment. A portion of the Route between any two points.

      Tax Cost. Grantor's total federal and state tax liability for a Tax-Reimbursed Transaction, calculated at Grantor's tax rates at the time the taxable event occurs, grossed up based on the same rates so that Grantor will have no out-of-pocket tax liability from either the transaction in question or from the receipt of reimbursement for taxes.

      Tax Factor. The number calculated by dividing the Tax Cost for a given Tax- Reimbursed Transaction by the actual tax liability to Grantor for such transaction.

      Tax-Reimbursed Transaction. A transaction for which Grantor's taxes are reimbursed under this Agreement; see Section 14.

      Term. See Section 19.

      Third Party. Any party, person or entity that is not a signatory to this Agreement or an Affiliate of a signatory and any party, person or entity that is not a successor or permitted assignee of the signatories hereto.

2.    GRANTEE'S RIGHT TO USE; OBLIGATION TO BUILD

      2.1 Grant of Right. The Grantor grants to the Grantee the right to use the Cable, except for CMPNET, as it is placed on the Grantor's Structures along the Route, provided such use shall at all times be subordinate to the Grantor's obligation to provide a safe and reliable supply of electricity.

      2.2 Subordination and Non-disturbance. To the fullest extent permitted by the General and Refunding Mortgage Indenture dated as of April 15, 1976, between Central Maine Power Company and The First National Bank of Boston, Trustee, as amended and supplemented (the "CMP Mortgage"), under which State Street Bank and Trust Company has succeeded The First National Bank of Boston as Trustee, this Agreement and the rights granted to the Grantee in Section 2 of this Agreement (the "Granted Rights") shall remain in full force and effect notwithstanding:
(a) the happening of an event of default under the CMP Mortgage; or (b) any foreclosure or other action taken to enforce the CMP Mortgage. The Grantor agrees to use its best efforts to have any subsequent mortgage affecting the Granted Rights contain protection for the Grantee similar to that contained in
Section 10.02(b) of the CMP Mortgage.

      2.3 Limitation on Use. The Grantee shall operate NEON SM in accordance with all applicable governmental, state and federal regulations.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


      2.4 Obligation to Build. Each of the parties shall use its best efforts to install the Cable within 24 months of the date of the execution of this Agreement along the [**] Route.

      2.5 Measurement. Where applicable, Annual Fees shall be determined on a linear footage basis, using the right-of-way monumented line-of-location stationing, when available, and shall be based on NEON as installed along the Route as of each January 31 date when the Annual Payment shall be due, without taking into account any extension of NEON contemplated to occur in the future.

      2.6 Other Facilities. This Agreement shall not be construed as limiting or restricting the Grantor in any manner from using, or permitting others to use, its Structures, easements and/or rights-of-way for any purpose.

3.    COSTS

      3.1 Costs to be Paid by the Grantee. The Grantee shall pay the Grantor the Grantor's Actual Cost associated with implementing this Agreement; provided that neither party shall be entitled to reimbursement from the other for costs associated with the negotiation or preparation of this Agreement including, without limitation, in-house labor, and fees for legal and other services.

            (a) The Grantor shall not perform any work under this Agreement until the parties have agreed upon (1) the Estimated Cost for such work, and (2) a Payment Schedule therefor.

            (b) The Grantor will adjust its Estimated Cost quarterly to account for differences between Actual Cost and Estimated Cost and from time to time as the Grantor determines is needed to compensate for changes to the original scope of work including but not limited to unplanned Make Ready Work. The Grantor will submit the adjustment to Estimated Cost to the Grantee. The Grantor shall reimburse the Grantee if the Actual Cost of the work performed up to the date of the adjustment is less than the amount(s) actually paid by the Grantee based on the Estimated Cost. If the Actual Cost of the work performed up to the date of the adjustment is greater than the Estimated Cost, the Grantor shall submit an invoice to the Grantee for the payment of the difference within the time provided in the Payment Schedule. The Grantee shall not pay for any of Grantor's work needed to enable the Grantor to satisfy the requirements of Section 17.3 hereof.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


      3.2 Property Records Data. If requested to do so by Grantor, the Grantee shall provide property records data, including cost data, at such level of detail as is reasonably required by the Grantor to satisfy the Grantor's property records.

4.    THE ROUTE; MODIFICATIONS

      4.1 Withdrawal of [**] Route Segments by Grantor. During the sixty-day period following the date of execution of this Agreement, the Grantor shall have the right to withdraw any portion of the [**] Route that Grantor deems, at its sole discretion, not to be suitable for the Cable; provided that the Grantor will provide Grantee with a substitute Route Segment. Following the conclusion of the sixty-day period, Grantor shall not withdraw any portion of the [**] Route Segment, except for the reasons set forth in Section 19.4.1.

          4.1.1 Substitute Route Segments. When required to do so under Section
4.1 above, Grantor will provide Grantee with a substitute Route Segment, reasonably acceptable to the Grantee, to such destinations of the withdrawn Route Segment, and in every manner replicating the functionality of the Route Segment withdrawn. Should the substitution of the new Route Segment (1) occur after the conclusion of the sixty-day period in Section 4.1 above, and (2) result in any additional cost to Grantee, then (a) such additional cost resulting from the substitution of the new Route Segment shall be solely borne by Grantor, and (b) the Annual Fee for the substituted Route Segment shall be the lesser of the amount due for (i) the Route Segment withdrawn or (ii) the substituted Route Segment as calculated under Section 20.

          4.1.2 Distribution Facilities. Notwithstanding the foregoing, should Grantor relocate any of its distribution facilities, whether before or after the expiration of the sixty-day period set forth in Section 4.1 or before or after the installation of the Cable on any portion of the Route Segment, Grantee shall pay all costs associated with the relocation of the Cable. If the relocation occurs prior to the installation of the Cable on the distribution facilities, Grantee shall be responsible for any additional Make Ready Work cost resulting from the relocation.

      4.2 Network Additions Designated by Grantee. If from time to time, the Grantee wishes to extend the Route by installing additional Cable on Grantor's Structures, the Grantee shall submit plans of said Network Addition to the Grantor for approval, which approval shall not be unreasonably withheld or delayed. All such Network Additions, if approved, shall be incorporated as part of the Route, once it is installed, under the Agreement.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



          4.2.1 Termination of Network Additions. All Network Additions shall be approved in writing by Grantor. Once Grantor has issued its written approval for a Network Addition, Grantor shall not withdraw its approval of the Network Addition, or, once the Cable is installed, terminate the resulting Route Segment except pursuant to, and for one or more of the reasons provided in, Section
19.4.1. Grantor shall thereupon provide Grantee with an alternative Route Segment, if possible. Grantee shall bear the cost of relocating the Cable Segment, and the Annual Fee shall be based on the new Route Segment.

      4.3 Modification of the Route by Grantee. If, prior to the installation of Cable on any Route Segment or on any Network Addition, Grantee determines, after reviewing the Estimated Cost, that such installation would require unusual expense, then the Grantee shall have the right, subject to the Grantor's approval, to designate a substitute Route Segment.

      4.4 Network Additions Designated by Grantor. If the Grantor shall determine any need for Network Additions for the purpose of expanding the CMPNET, the Grantee shall have the first right to provide such Network Additions. If for any reason, the Grantee is unwilling or unable to provide such Network Additions on the terms requested by the Grantor, the Grantor shall be free to interconnect additional communications facilities with the CMPNET, or acquire such additional facilities from Third Parties on substantially the same or better terms as those proposed to the Grantee. If the Grantor shall obtain such communications facility from Third Parties, the Grantor shall, if requested to do so by Grantee, use its best efforts to provide Grantee with the unimpeded use of not less than [**] in such facilities with Grantee paying the incremental cost of owning, operating and maintaining its portion of the facilities.

      4.5 Cost and Means of Right of Way Acquisitions. The Grantee shall be responsible for the acquisition of, and payment for, any easement or other rights that may be required in order to permit the installation, operation and maintenance of the Cable on the Grantor's Structures.

      4.6 Eminent Domain. If the use of the power of eminent domain is necessary in order to acquire any additional right-of-way rights required for the use of NEON by the Grantee, then any required condemnation action shall be brought by the Grantee in its own behalf. Any easement or other property right obtained by Grantee through eminent domain shall be subsequent and subordinate to any existing rights of Grantor in the property.

      4.7 Grantee's Right to Build and Connect Third Party Segments. In the event that the Grantor (i) does not have Structures available for any reason to the Grantee or (ii) does not provide such Structures to Grantee, the Grantee shall have the right to build for itself, on right-of-way to be obtained by the Grantee, or obtain such facilities from Third Parties, at the Grantee's sole cost and expense, and to connect such Third Party facilities to NEON at a point of connection approved by the Grantor on the Grantor's property. As set forth in
Section 15.4, Grantee shall use its best efforts to provide Grantor with communication facilities over such Third Party facilities at i, if requested to do so by Grantor.

5.    ENGINEERING, DESIGN AND MAKE READY

      5.1 Obligations. The Grantee, at its sole cost and expense, shall design, in cooperation with the Grantor, all electronic and optronic equipment and provide detailed specifications, construction working prints and other necessary data for CMPNET and NEON. The Grantor shall design all alternating current power sources and related articles of property and the Grantee shall reimburse Grantor its Actual Cost.

      5.2 Responsibility for Make Ready Work. The Grantor or the Grantor's contractor shall perform all work required by Grantor to install intermediate or supplementary Structures, replace existing Structures, make existing Structures capable of supporting the Cable, (collectively, "Make Ready Work"). The Grantee shall pay Grantor at Grantor's Actual Cost for all Make Ready Work.

      5.3 Condition of Structures. To provide for contiguous locations on which the Cable can be placed, the Grantor shall make available Grantor's Structures in a usable condition consistent with the engineering standards in effect at the time that the Grantor's Structures were installed. The Grantor shall perform such work, if any, at its expense, as may be required to comply with these standards.

6.    SELECTION OF CONTRACTORS, INSTALLATION

      6.1 Contractors. The Grantee shall seek qualified competitive bids for the installation of the Cable and the Grantor and/or an Entity may competitively bid such work. The Grantee shall seek qualified competitive bids for engineering, detailed specifications, construction working prints and other data necessary to carry out such construction, and the Grantor and/or an Entity may competitively bid this work. The cost to Grantor of participating in any such bid process shall be for the account of Grantor and shall not be recoverable from Grantee. Contracts between the Grantee and the Grantor, or any Entity, for work under this paragraph shall be made in accordance with negotiated commercial contracts executed by the parties or the Entity.

          6.1.1 Grantor's Inspector. If Grantee selects a Contractor other than Grantor for installation, relocation or modification of the Cable or Cable Accessories, Grantee shall notify Grantor prior to commencement of such work and Grantor shall have the right to have a qualified inspector present when the work is being performed. The inspector shall have the right, but not the duty, to halt work if the inspector believes it may endanger the Grantor's facilities, the public or Grantee's contractors. Grantee shall reimburse Grantor for the Actual Cost of this inspection.

      6.2 Grantee's Right to Issue Specifications. The Grantee shall have the right to issue contracts containing general provisions, technical specifications, conditions of installation, work schedules, and construction documentation which may include design prints, engineering plans, installation procedures and manuals, construction methods and practices, material handling properties, safety procedures, performance standards, payment schedules, testing and acceptance requirements and other contractual terms and conditions which may be issued prior to the commencement of any work.

      6.3 New Buildings. The Grantor shall have the right but not the obligation to manage the construction of all New Buildings and modifications to Grantor-owned buildings located on the Grantor's property. The Grantee shall be solely responsible for all work and costs associated with all New Buildings and modifications to buildings not located on the Grantor's property.

      6.4 Grantee's Limitation. This Agreement grants no right to Grantee to locate New Buildings or to modify Grantor's buildings on Grantor's property.

      6.5 Agency Fees. Except as provided in Sections 4.5, 14.3 and 6.6 herein, the Grantee shall be responsible for payment of any fees payable to any federal, state, local agency or private entities for the use of rights-of-way as a result of the Grantee's use of or right to use the Cable, except the Grantor shall be responsible for the portion of the payment determined by the ratio of the number of fibers in CMPNET divided by the total number of fibers in the Cable.

      6.6 Grantor to Obtain Permits. The Grantor shall obtain such governmental permits and authorizations as may be needed on private rights-of-way in order to allow the Cable to be installed on the Grantor's Structures, and Grantor's costs under this paragraph shall be reimbursed by Grantee at Grantor's Actual Cost.

      6.7 Public Rights of Way. The Grantee shall, at its sole cost, obtain all federal, state and municipal occupancies and other governmental permits that may be required for the installation of the Cable in public rights-of-way or for the use of the Cable on such rights-of-way.

7.    POINT OF DEMARCATION AT BUILDING PATCH PANEL; BUILDING EXTENSIONS

      7.1 Marking. The point of demarcation (the "Demarcation Point") for the purpose of this Agreement shall be indicated by a visible, indelible mark or tag of long-lasting durability, at a point on one side of which is the Grantee's responsibility, termed network side, on the other side of the Demarcation Point, termed premise side, both the Grantor and the Grantee shall be individually responsible for their respective Equipment and any Cable extensions. The color coding of the tube(s) and fibers dedicated for the Grantor's use shall remain consistent throughout the Route.

      7.2 Equipment. All costs for CMPNET Equipment shall be paid by the Grantor. All costs for NEON Equipment shall be paid by the Grantee.

      7.3 Building Extensions. NEON will be extended by the Grantee for use by the Grantee within buildings as required. In such extensions the entire cable containing NEON beyond the building patch panel shall become the property of the Grantee and the Cable shall extend to the point of the building patch panel. The Grantee shall obtain approval from the owners of buildings and property for all such use including the physical location of Cable, installation, maintenance and operation of the Grantee's facilities upon said property.

8.    OPERATIONS AND MAINTENANCE

      8.1 Grantee's Obligations. The Grantee, at its sole cost, shall perform the maintenance and repair of the Cable and, in particular, shall maintain CMPNET in accordance with the specifications set forth in Exhibit 8.1. In addition, Grantee shall maintain the Cable in accordance with the maintenance specifications set forth in Exhibit 8. In the event the Grantee fails to perform any necessary splicing or maintenance in accordance with procedures and time frames set forth in this Section 8, including, without limitation Exhibit 8, or fails to maintain CMPNET so as to comply with the specifications of Exhibit 8.1, or fails to maintain the Cable so as to comply with the specifications of
Exhibit 8, the Grantor shall have the right but not the obligation to undertake any necessary maintenance and repair of the Cable, and the Grantee agrees to reimburse the Grantor for the Grantor's Actual Cost of said maintenance and repair.

      8.2 Grantee's Limit of Repair and Maintenance. The Grantee, at its sole cost and expense, shall perform the maintenance and repair of CMPNET fibers to the Demarcation Point.

      8.3 Permitted Access for Repair and Maintenance. The Grantor grants the Grantee the right to enter upon Grantor's property for cable repair and maintenance, and Grantee grants to Grantor the right to enter upon Grantee's property for the purpose of installing, operating, maintaining and repairing its Equipment. However, the Grantor reserves the right, but not the obligation, to perform such maintenance with its own crews or contractor when required by the need to ensure the safe and reliable operation of its electric system. The Grantee shall provide notice to the Grantor at least 10 working days in advance of routine maintenance upon any Route Segment upon which any repair is to be conducted. Grantor shall confirm the availability of any Route Segment for maintenance within such 10 working days. In the case of emergency maintenance, Grantee shall provide notice of maintenance, and Grantor shall confirm its approval, as soon as possible under the emergency circumstances.

      8.4 Grantor's Obligations. The Grantor shall be solely responsible for all aspects of the operation of CMPNET and the operation and maintenance of equipment thereon.

      8.5 Grantor's Approval of Third Party Work. Prior to the Grantee engaging the services of a Third Party to commence work to maintain the Cable on the Route, the Grantee will obtain the Grantor's prior consent of Third Parties performing such work, and Grantee shall notify Grantor of the date and time when such work is scheduled to commence and its duration.

      8.6 Grantor's Right to Maintain Service. The Grantor shall at all times have the right to take all action necessary to maintain and repair the Grantor's property and maintain the Grantor's electric services to its customers, unconstrained by this Agreement, but shall take reasonable precautions to protect the Cable against damage. In the event of any service outage affecting the Cable, the Grantor shall have the right to repair its facilities first. If conditions permit and the Grantor consents, the Grantee may repair its facilities concurrently with the Grantor. The Grantee acknowledges that all or a portion of the Cable will be placed on Structures that are part of the Grantor's electric delivery system and that at all times the safe and continuous operation of such system and the provision of electric service is the Grantor's foremost priority.

      8.7 Emergency Use of Grantor's Property. With the Grantor's prior consent, the Grantee may temporarily use any of the Grantor's available property for emergency restoration and maintenance purposes. Any such temporary use shall be subject to such reasonable terms and conditions as may be imposed by the Grantor and shall be terminated within 120 days, or sooner, unless the Grantee applies for and the Grantor grants permission for such temporary use to be extended.

9.    RELOCATION, REPLACEMENT, REBUILDS OF THE CABLE

      9.1 Due to the Requirements of the Grantee. In the event that the Grantee requests relocation, replacement, or rebuild of the Cable during the term of this Agreement other than due to damage or destruction of the Cable, the Grantee shall submit to the Grantor a completed copy of Exhibit 9.1 to request an acceptable new location. No relocation replacement or rebuild shall be performed on the Grantor's property or easements or Structures without prior written approval of the Grantor. The cost of any such work shall be paid by the Grantee.

      9.2 Due to the Requirements of the Grantor. In the event that during the Term of this Agreement the Grantor is required by public authorities or by lawful order or decree of a regulatory agency or court or business need to relocate or modify any or all Structures upon which the Cable is located, all costs associated with such relocation or modification to the Structures shall be borne by Grantor. The Grantor and the Grantee shall cooperate in performing such relocation or modifications so as to minimize any interference with the use of NEON or CMPNET by either Party and to avoid unreasonably impairing the ability of each to provide communications services of the type, quality and reliability contemplated by this Agreement. The Grantee shall relocate the Cable at the Grantee's sole cost; provided that if the relocation or modification to the Structures is undertaken to permit a competitor of Grantee to attach to said Structures, the relocation of the Cable shall be at Grantor's sole cost.

      9.3 Due to Damage or Destruction of the Cable. Relocations, replacements, or rebuilds due to damage or destruction of the Cable other than as described in
Section 9.4 shall be made pursuant to Section 16.

      9.4 Emergency Relocations; Third Party Relocations. In the event of an emergency affecting the Grantor's Structures or public safety, the Grantor shall be permitted to replace, remove and relocate the Cable or any portion thereof without prior notice to the Grantee when such notice is not practicable. The Grantor shall incur no liability for service interruptions in connection with any such removal or relocation, and under such circumstances the Grantee shall incur no liability for service interruptions to CMPNET or to other of the Grantor's services, if so affected. The cost of work performed under this paragraph shall be for the account of Grantor and shall not be recoverable from Grantee. The Grantor shall keep Grantee advised of all emergency conditions.

      9.5 Cable Failure; CMPNET Equipment. The Grantor makes no representations with respect to the Cable. Should the Cable fail to function according to its design specifications, the Grantor shall assign its warranty enforcement rights to the Grantee. The Grantee shall be entitled to any recovery and the Grantee shall have the right, where allowed by law, to recover directly from any person who may be liable. Should the Cable fail to function for any reason, the Grantee shall have the obligation to expeditiously replace the Cable, subject to the terms and conditions of this Agreement governing the original installation, and at the Grantee's sole cost and expense. The Grantee shall have no responsibility for Equipment to be used solely in connection with CMPNET, including without limitation, any such equipment installed or located in the Grantor's Space in any New Building or at any of the Grantee's facilities. To the extent the Grantee realizes any proceeds from the Grantor's assignment of its warranty rights to the Cable that are not expended in replacing Cable, such proceeds shall be retained by the Grantee.

10.   INTERFERENCE WITH JOINT USERS

      The Grantee shall design, engineer, construct and maintain the Cable on the Route in a manner not to physically conflict or interfere with the Grantor's property, including Grantor's Structures or any facilities attached thereon or placed therein by joint users or others.

11.   REMOVAL OF THE CABLE

      11.1 Notice. The Grantee shall give the Grantor 60 days prior written notice of any removal(s) or material modification(s) of the Cable provided that no such removal or modification will be permitted which adversely affects the Grantor's use of CMPNET.

      11.2 Return of Removed Material. In the event the Grantor under the provisions of this Agreement shall remove any portion of the Cable from the Grantor's property, the Grantor will deliver to the Grantee the Cable and Equipment so removed upon payment by the Grantee within twelve months of removal of the cost of removal, storage and delivery, and all other amounts due the Grantor. Cable removals that are subject to the provisions of Section 19.5 shall be returned to Grantee without charge.

      11.3 Salvage. Grantor shall credit Grantee for all salvage of all materials salvaged by Grantor in the course of work performed hereunder by Grantor.

12.   PERIODIC INSPECTIONS

      12.1 By Grantor. The Grantor shall have the right, but not the obligation, to make Periodic Inspections of any part of the Grantee's operations that are placed on or occupying the Grantor's property. The Grantor will give the Grantee reasonable advance notice of any Periodic Inspections, except in those instances where, in the sole judgment of the Grantor, safety considerations justify the need for an immediate Periodic Inspection. A representative of the Grantee may, at Grantee's sole cost, accompany the Grantor's representative on all Periodic Inspections. The cost of

Periodic Inspections work performed under this Section 12.1 shall be included in the Grantee's annual payments set forth in Section 20.

      12.2 Grantee's Obligations. The making of Periodic Inspections or the failure to do so shall not impose upon the Grantor any liability of any kind whatsoever nor relieve the Grantee of any responsibility, obligations or liability assumed under this Agreement.

13.   APPROVALS AND CONSULTATION

      13.1 Role of Program Managers. Each party shall designate a Program Manager ("Program Manager"). Whenever either party is entitled to approve a matter, the Program Manager for the party seeking the approval of the other party shall notify the Program Manager of the other party of the nature of such matter and the approval requested. The Program Managers shall discuss such matter, and each Program Manager is authorized to approve such a matter on behalf of the Program Manager's company. In no event shall Program Managers be authorized to amend the provisions of this Agreement.

      13.2 Definition of Consultation/Cooperation and Approval. Whenever in this Agreement it is provided that one party will take action "in consultation with the other party," it is intended that such consultation shall be thorough and meaningful, and that the views of the each party with regard to the matter under consultation shall be given the weight appropriate to the experience and expertise of the Grantee in communications and the Grantor in electric power. Whenever in this Agreement it is provided that the approval of one party is required, it is intended that such approval will not be unreasonably withheld or delayed by the other party.

14.   OWNERSHIP

      14.1 Title; Tax Cost Reimbursement. Legal title to the Cable and Cable Accessories on any Route Segment shall be transferred from the Grantee to the Grantor on the Installation Date of that Route Segment. Both legal and beneficial ownership of CMPNET, shall, subject to the terms of this Agreement be transferred to Grantor on the Installation Date of any Route Segment. In the event the acquisition of (a) legal title to the Cable and Cable Accessories, and/or (b) the beneficial ownership of CMPNET, constitute(s) a taxable event(s) to the Grantor, the related Tax Cost of Grantor's acquisition of legal title to the Cable and Cable Accessories, and/or beneficial ownership of CMPNET, will be paid by Grantee with respect to each Route Segment.

      14.2 Tax Accounting. With respect to NEON fibers contained in the Cable, and the Cable Accessories installed upon the Grantor's Structures, the Grantor shall hold legal title to the same as the Grantee's nominee and, with respect to such property, the Grantee will be the beneficial owner, and Grantee will assume such beneficial ownership of the NEON fibers on the Date of Installation. Accordingly, the Grantee shall for tax purposes account for the NEON fibers as the owner thereof and, as between the parties, shall be entitled to any investment tax credits, depreciation and any other tax attributes or liabilities with respect to those fibers and Cable Accessories. The Grantor agrees that it will not, for tax purposes, account for the property associated with NEON fibers and the Cable Accessories as though it were the tax owner thereof and shall not attempt to claim any of the tax attributes or liabilities with respect thereto. The parties agree they shall file all income tax returns and otherwise take all actions with respect to taxes in a manner which is consistent with the foregoing.

      14.3 Income Tax. Pursuant to Section 14.1, Grantee shall reimburse Grantor for any income tax liability incurred by Grantor as a result of the transfers described therein. Grantor shall take reasonable efforts suggested by Grantee to minimize the amount of said tax liability on its return(s), in accordance with applicable laws and regulations. Within seven days of the execution hereof, based upon fifteen-year depreciation schedule, the Grantor shall furnish Grantee an estimate of this tax liability, based on Grantor's allocable share of the total cost of a Route Segment, such allocation to be derived based on the ratio of CMPNET to NEON fibers in the Route Segment. Grantee shall hold harmless, indemnify, and defend Grantor's tax position with respect to the transfers described in Section 14.1 if challenged by the IRS. In lieu of cash, Grantee shall provide said reimbursement in the form of additional fiber segments, engineering services, or other telecommunication services that Grantor may request from Grantee from time to time and which Grantee agrees to provide, which segments, and/or services shall have a value (grossed up to take account for the time value of money and the timing of the actual tax payments) equivalent to Grantor's tax liability described in this Section 14.3. If said reimbursement has not been attained on the eighth anniversary of this Agreement, Grantee agrees to commence the payment specified at a rate sufficient to liquidate the remaining obligation by the enth anniversary of this Agreement, provided that such payments do not put the Grantee in default of any financial agreement then in place. If such payments could cause an event of default under any financial agreement, the parties agree to use their best efforts to devise an alternative payment plan that would repay the obligation by the tenth anniversary of this Agreement without causing such default. Thereafter, the payment as specified and agreed to by the parties shall be due and owing. In a given year, however, Grantee shall only be obligated to provide reimbursement valued up to an amount equal to the actual tax liability incurred by Grantor for the prior tax year, plus any unused reimbursements amounts from earlier years.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


      14.4 Reversion of Beneficial Ownership. Beneficial ownership of the Grantee's NEON fibers and the Cable Accessories shall revert to the Grantor upon termination or expiration of the Agreement pursuant to the Term and Termination
Section 19 herein. Reversion of Beneficial Ownership in the NEON fibers and the Cable Accessories pursuant to this Section 14.4 or Section 16 or as a result of action taken by federal tax authorities in the form of Internal Revenue Service audit examination adjustments or other guidance may constitute a taxable event to the Grantor, in which case Grantee shall not pay to the Grantor the related Tax Cost.

15.   USE OF THE CABLE BY GRANTOR

      15.1 CMPNET. The Grantee shall provide [**] in the Cable for the unimpeded and unrestricted use by the Grantor, subject to Section 15.2 except that the requirement of usability shall not apply to any fibers located upon a Route Segment which Grantee is no longer using for NEON purposes.

      15.2 Fibers and Use. For a period of [**] commencing upon the Installation Date, Grantor's use of CMPNET shall be restricted to Grantor's Internal Business Purposes, except by the written permission of Grantee, such permission not being subject to reasonableness ("Restricted Period"). Following said period, the Grantor's use of CMPNET is unrestricted.

      15.3 Unrestricted Period. Should Grantor determine, at the conclusion of the Restricted Period, that it has CMPNET capacity that is excess to its then-current and then-projected needs, prior to marketing any such excess to third parties, Grantor shall negotiate in good faith with Grantee to agree on terms to provide such excess to Grantee.

      15.4 Additional Service. In addition to providing CMPNET, Grantee shall, upon the Grantor's request, provide the Grantor with communication facilities into all locations served by the Grantee's networks, but not served by CMPNET, [**].

      15.5 Space in Grantee's Locations. Where available and requested by the Grantor, the Grantee shall provide, or cause to be provided, space to the Grantor ("Grantor Space") in the Grantee's offices and other common access areas of the Grantee along the Route in New Buildings, adequate in each case to permit the Grantor to install its Equipment used to interconnect CMPNET with NEON. Unless otherwise agreed, the Grantor Space will comply with power, ground, physical and environmental requirements of industry technical publications. Grantor Space shall be used by the Grantor to house the Grantor's Equipment necessary to permit the use

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


of the CMPNET and interconnection with the Grantor's networks. Unless otherwise agreed, the Grantor's Space in a Grantee facility other than a New Building, shall be in a common access area of such facility, and to the extent reasonably practicable, the Grantor's Space in a New Building shall be separate from any area containing the Grantee's Equipment. The Grantee shall provide the Grantor Space in the common access areas of the Grantee facilities [**].

16.   CASUALTY

      If any portion of the Cable is irreparably damaged or destroyed at any time during the Term, such portion of the Cable shall be repaired, restored or replaced in accordance with the terms and conditions of the original installation set forth in this Agreement.

17.   REPRESENTATIONS AND WARRANTIES

      17.1 Common Representations. Except as set forth in Exhibit 17.1, each of the parties represents and warrants that it has full authority to enter into and perform this Agreement, that this Agreement does not conflict with any other document or agreement to which it is a Party or is bound, and that this Agreement is fully enforceable in accordance with its terms. Notwithstanding the foregoing, this Agreement shall be subject to the approval of the Maine Public Utilities Commission as contemplated in the November 15, 1996 Stipulation,
Section 2, submitted to said Commission, on terms and conditions satisfactory to each party.

      17.2 Representations by Grantor. The Grantor represents and warrants to the best of its knowledge (1) that the Grantor is a corporation duly organized, validly existing and in good standing under the laws of the state under which it is formed; (2) that the execution and delivery of this Agreement and performance thereunder will not conflict with or violate or constitute a breach or default under the Grantor's organizational certificate(s) and will not violate any law, rule or regulation applicable to the Grantor; and (3) that no consents need to be obtained from any governmental agency or regulatory agency to allow the Grantor to execute, deliver and perform this Agreement except those for which provision has been made in Exhibit 17.1.

      17.3 Representation by Grantor As to Structures. The Grantor represents and warrants that the Structures were designed to meet the minimum requirements of the edition of the National Electrical Safety Code and other applicable standards in effect at the time the Structures were designed, and that they remain in compliance with these minimum requirements.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



      17.4 Cooperation as to Rights. Grantor shall consult and coordinate with Grantee regarding the rights, permits and licenses it has in any Route Segment, which Grantee may make use of hereunder, and will work with Grantee to identify any rights, permits or license that Grantee may need to obtain in order to place the Cable on the Grantor's Structures along said Route Segment.

      17.5 Representations by Grantee. Subject to Exhibit 17.1, the Grantee represents and warrants that the Grantee is duly organized, validly existing and in good standing under the laws of the state in which it was formed and shall be qualified to do business in Maine prior to the Installation Date, and that the execution and delivery of this Agreement and the performance thereunder will not conflict with or violate or constitute a breach or default under its organizational documents and will not violate any law, rule or regulation applicable to the Grantee, to the best of its knowledge and that the Grantee has authority to execute, deliver and perform this Agreement.

18.   INSURANCE

      18.1 Grantee's Insurance. The Grantee, at its own expense, shall provide and maintain in force during the term of this Agreement a policy or policies of general liability insurance with an aggregate limit of no less than [**]. Upon request of Grantee, and agreement on terms by Grantor, Grantee shall obtain such insurance for Grantee and Grantee shall comply with the agreed upon terms.

      18.2 Certificates. The policy or policies shall include contractual liability coverage to insure the indemnification agreement and products completed operations coverage. Certificates evidencing such policy(ies) shall be delivered to the Grantor within thirty (30) days of the date of this Agreement. Not less than thirty (30) days prior to the expiration date of such policies, certificates evidencing the renewal thereof shall be delivered to the Grantor. Such policies shall further provide that not less than thirty (30) days written notice shall be given to the Grantor before such policy(ies) may be canceled, materially changed or undergo a reduction in Insurance limits provided thereby. The Grantor shall be named as an additional insured. Upon timely notice to the Grantee, the Grantor may require reasonable increases in the amount of insurance coverage which will be obtained by the Grantee within a reasonable time after the Grantor's request.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


19.   TERM AND TERMINATION

      19.1 Period. The term of this Agreement ("Term") shall be for a period of 30 years from the date of execution of the Agreement, commencing on January 7, 1997 and ending on January 7, 2027 (the "Ending Date") unless extended by the Grantee pursuant to Section 19.2.

      19.2 Grantee's Election to Extend. The Grantee may elect to extend the Term for another 10 years (the "Extension Period") from the Ending Date by sending written notice thereof to Grantor no later than six months prior to the Ending Date. If so extended, Grantee shall pay the Grantor for each year of the Extension Period, [**] as determined by the Grantee's outside auditor, from the use of NEON on the then-existing Route. This payment shall be made each year for 10 years within 90 days of the end of the Grantee's fiscal year, and shall be in addition to any Annual Fees due the Grantor under Section 20.

      19.3 Reversion of Beneficial Ownership. As set forth in Section 14.4, upon termination or expiration of this Agreement, beneficial ownership of Grantee's NEON fibers shall revert to Grantor.

      19.4 Early Termination of Agreement. The Agreement may be terminated prior to the end of the Term, or the Extension Period, as the case may be, upon any of the following events: (i) by the Grantee upon 180 days prior written notice to the Grantor; (ii) by Grantor upon 30 days prior written notice to Grantee following an Event of Abandonment; (iii) by Grantor upon 30 days prior notice if, within six months of the execution date of the Agreement, the Agreement is determined to be subject to regulation by the United States Federal Energy Regulatory Commission or the Maine Public Utilities Commission determines that the Agreement makes Grantor subject to regulation as a telecommunication utility; or, (iv) by either Grantor or Grantee if the other Party fails to cure a breach of the Agreement within the period for cure stated herein.

      19.4.1 Termination of a Route Segment. Any Route Segment may be terminated, (i) by the Grantor upon reasonable notice if it is required by the United States Federal Energy Regulatory Commission or the Maine Public Utilities Commission or similar authority to do so in order to provide or continue to provide safe and economical electrical service; (ii) by the Grantee upon five days prior written notice if two Cable failures per month for three consecutive months occur on the Route Segment being terminated by Grantee; or (iii) by the Grantor at any time if it is unable to obtain and/or maintain any regulatory approval or property right, required

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



to permit the placement of the Cable on Grantor's Structures in the Route Segment being terminated, or can obtain and/or maintain them but only on terms that are unreasonably burdensome on the Grantor, and cannot offer to the Grantee a substitute Route Segment.

      19.5 Cost Reimbursement. In the event of (i) the termination of this Agreement as a result of a default by Grantor, or (ii) the termination of a Route Segment pursuant to Section 19.4.1.

            (a) The Grantor shall reimburse the Grantee a percentage of the Grantee's Actual Cost for such terminated portion according to the following schedule:

         Years Elapsed from              Portion of Actual Cost
         Date of Installation            to be Reimbursed
         --------------------            ----------------
               Year [**]                       [**]
               Year [**]                       [**]
               Year [**]                       [**]
               Year [**]                       [**]
               Year [**]                       [**]
               Year [**]                       [**]
               Year [**]                       [**] and


            (b) The Annual Fee paid by Grantee, described in Section 20, for the portion of the year beginning on January 31 and ending on the date of termination of the Agreement or the Route Segment, as the case may be, shall be subject to refund. The amount of the refund shall be determined by pro rating the Annual Fee for the terminated Agreement or Route Segment equally over 365 days. In no event shall the amount of the refund exceed the amount collected for the corresponding period by the Grantor.

20.   ANNUAL FEE

      20.1 Amount. By January 31st of each calendar year following the calendar year in which the Installation Date occurred, the Grantee shall pay Grantor for its use of Grantor's Structures and the Cable in advance for the following twelve-month period (ending on January 30 of the next calendar year, or any portion thereof prior to the expiration of the Agreement) as follows (with all measurements to be made in accordance with Section 2.5):

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


          20.1.1 Where the Cable is attached to Grantor's Structures (aerial transmission only) [**] with payment commencing on January 31, 1998.

          20.1.2 Where the Cable is located in Grantor's Structures (underground only) [**] plus incentives as set forth below:

          20.1.2.1 Incentive for conduit Building Entry to the electrical or mechanical room equal to an additional [**]

          20.1.2.2 Incentive for conduit Building Entry separated by not less than twenty-five (25) feet from the primary communication conduit equal to an additional [**]

          20.1.3 Where the Cable is attached to Grantor's Structures (distribution only) and as to Grantor's solely-owned utility distribution poles located within the public right of ways, private ways, ancient ways, or private property or on easements, [**]for Route Segments containing CMPNET, or [**] for Routes not containing CMPNET; or the tariffed fee if governed by tariff.

      20.2 CPI Adjustments. The Annual Fee shall be adjusted annually in December, for effect on the following January 31, by a factor equal to the change in the Consumer Price Index-All Urban (CPI-U), which shall be calculated each December, based on changes in the CPI-U from the previous December unless it results in a smaller future payment.

      20.3 Marketing Fee. If service orders are received by the Grantee on NEON as a direct result of substantive actions by the Grantor or an Entity, excluding FiveCom, Inc. and Grantee, the Grantee shall pay a marketing fee to the Grantor as compensation [**]. Marketing Fees shall not be paid for services provided to Grantor under [**].

21.   FORCE MAJEURE

      21.1 Optional Termination. Should any of the Force Majeure Events defined below occur and should the Grantor determine that as a direct or indirect result thereof, the parties' continued performance hereunder, or with respect to any portion of the Structures and the Cable, will be irreparably impaired or prevented, the parties may mutually agree to terminate this Agreement, in whole or in part as to the Route or any Route Segment so affected with no further obligation or liability. The parties will attempt to provide a date of termination such that the parties will have a reasonable time to provide a substitute Route or Route Segment, or otherwise to obtain alternative means of providing service to customers. A Force Majeure Event shall include fire, flood, strike or other labor difficulty, natural disasters, acts of God or public enemy, restraint or hindrance by any governmental authority, war, insurrection, riot, action of any regulating authorities or institution of litigation by any Third Party concerning the subject matter of this Agreement reasonably beyond the control of either party and which would have a material adverse effect on the subject matter of this Agreement.

      21.2 Suspension Pending Force Majeure. If a Force Majeure Event should occur, then the performance of the party or parties affected by the Force Majeure Event shall be suspended for the duration of the Force Majeure Event, but only as to the performance obligations affected by the Force Majeure Event, and the period of time that such performance is so suspended shall be added to the performance-related deadlines under this Agreement, except that the term of this Agreement shall remain unchanged. The occurrence of a Force Majeure Event shall not excuse, or extend the time period for, any payment due hereunder; except under circumstances in which the Force Majeure event prevents Grantee from using NEON, in which case the time period for payment shall only be suspended for the duration of the Force Majeure Event.

22.   PROPRIETARY INFORMATION

      22.1 Obligation to Maintain as Confidential. Each party acknowledges that in the course of the performance of this Agreement it may have access to privileged and proprietary information claimed to be unique, secret, and confidential, and which constitutes the exclusive property and trade secrets of the other ("Proprietary Information"). This information may be presented in documents marked with a restrictive notice or otherwise tangibly designated as proprietary or during oral discussions, at which time representatives of the disclosing party will specify that the information is proprietary and shall subsequently confirm said specification in writing within five days. Each party agrees to maintain the confidentiality of the Proprietary Information and to use the same degree of care as it uses with regard to its own proprietary information to prevent the disclosure, publication or unauthorized use of the Proprietary Information. Neither party may duplicate, copy or use Proprietary Information of the other party other than to the extent necessary to perform this Agreement. Either party shall be excused from these nondisclosure provisions if the Proprietary Information received from the other party (a) has been or is subsequently made public by the other party, (b) is independently developed by such party, (c) is disclosed pursuant to order by a court or government agency of competent jurisdiction, (d) is disclosed to avoid committing a violation of law; provided that 10 days notice first be given to the non-disclosing party so that a protective order, if appropriate, may be sought by the non-disclosing party, (e) is disclosed following express, prior written consent given by the other party, or (f) is disclosed to governmental bodies to obtain necessary approvals, provided that a protective order shall be sought.

      22.2 Route Constitutes Proprietary Information. The Route, the identity of the Grantee's customers and its contracts with customers are deemed Proprietary Information without further notice and will not be disclosed by the Grantor absent an order by a court or regulatory body with jurisdiction over the Grantor, or as provided in 22.1(f) above.

      22.3 Publicity and Advertising Limitations. In connection with this Agreement, (i) neither party shall publish or use any advertising, sales promotions, or other publicity materials that use the other party's logo, trademarks, or service marks or employee name(s) without the prior written approval of the other party; (ii) each party agrees not to issue any such publicity materials, press releases or material produced by the public relations department of the other party without written consent; (iii) unless otherwise agreed, neither party shall disclose the existence of this Agreement or release any material portion thereof, other than in a form modified to remove all references to the identity of the other party. The provisions of this paragraph shall not apply to reasonably necessary disclosures in, or in connection with, regulatory filings or proceedings, financial disclosures which in the good faith judgment of the disclosing party are required by law, or disclosures that may be reasonably necessary in connection with the performance of this Agreement.

23.   ACCESS AND SECURITY

      23.1 Access by Grantor. With respect to any facility controlled by the Grantee, the Grantee agrees, upon reasonable request, to allow the Grantor direct ingress and egress to all Grantor Space, and to permit the Grantor to perform any appropriate maintenance and repair of CMPNET equipment in such space; provided that a representative of the Grantee must accompany any representatives of the Grantor having access to such Space, except in buildings having separate entrances providing access to Grantor's Space only to Grantor. Employees and agents of the Grantor shall, while on the premises of the Grantee, comply with all Grantee rules and regulations, including without limitation security requirements, and, where required by government regulations, receipt of satisfactory governmental clearances. The Grantor shall provide to the Grantee a list of the Grantor's employees or persons authorized as the Grantor's designee who are performing work on, or who have access to such Space. The Grantee shall have the right to notify the Grantor that certain of Grantor's persons are excluded if, in the reasonable judgment of the Grantee, the exclusion of such employees is necessary for the proper security and maintenance of the Grantee's facilities.

      23.2 Access by Grantee. The Grantor agrees, upon reasonable request, to allow the Grantee direct ingress and egress to all Grantor Space to be provided to the

Grantee, and to permit the Grantee to be on the Grantor's premises at a date and time acceptable to the Grantor for the Grantee to perform any appropriate maintenance and repair of Equipment located at such space. The Grantor may require that a representative of the Grantor accompany any representatives of the Grantee having access to such space. Employees and agents of the Grantee shall, while on the premises of the Grantor, comply with all of Grantor's rules and regulations, including without limitation security requirements, and, where required by government regulations, receipt of satisfactory governmental clearances. The Grantee shall provide to the Grantor a list of the Grantee's employees or authorized Grantee designees who are performing work on, or who have access to Equipment. The Grantor shall have the right to notify the Grantee that certain Grantee employees or authorized Grantee designees are excluded if, in the reasonable judgment of the Grantor, the exclusion of such employees is necessary for the proper security and maintenance of the Grantor's facilities.

      23.3 Grantee's Work. The Grantee shall at all times perform its work in accordance with the Grantor's safety and work procedures and in accordance with the applicable provisions of OSHA and the National Electrical Safety Code, and any employees, agents or contractors retained by Grantee to perform work on energized Structures must satisfy Grantor's qualifications for such work, as reasonably determined by Grantor prior to the commencement of such work. The Grantor shall have the authority to suspend the Grantee's work operations in and around the Grantor's property if, in the sole judgment of the Grantor at any time hazardous conditions arise or any unsafe practices are being followed by the Grantee's employees, agents, or contractors. The Grantee agrees to pay the Grantor for having the Grantor's employee or agent present when the Grantee's work is being done in and around the Grantor's property. Such charges shall be at the Grantor's Actual Cost. The presence of the Grantor's authorized employee or agent(s) shall not relieve the Grantee of its responsibility to conduct all of its work operations in and around the Grantor's property in a safe and workmanlike manner, and in accordance with the terms and conditions of this Agreement.

24.   NO JOINT VENTURE; COSTS

      24.1 Relationship. In all matters pertaining to this Agreement, the relationship of the Grantor and the Grantee shall be that of independent contractors, and neither the Grantor nor the Grantee shall make any representations or warranties that their relationship is other than that of independent contractors. This Agreement of and by itself is not intended to create nor shall it be construed to create any partnership, joint venture, employment or agency relationship between the Grantee and the Grantor, and no party hereto shall be liable for the payment or performance of any debts, obligations, or liabilities of the other party, unless expressly assumed in writing.

      24.2 No Joint Venture Costs. Except for costs and expenses specifically assumed by a Party under this Agreement, each Party shall pay its own expenses incident to this Agreement, including, without limitation, legal and accounting fees and disbursements.

25.   RESERVED

26.   SEVERABILITY

      If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of said provision or the remaining provisions of said agreement; provided, however, that if any such ineffectiveness or enforcement of any provision of this Agreement, in the good faith judgment of either party, renders the benefits to such party of this Agreement as a whole uneconomical in light of the obligations of such party under this Agreement as a whole, then the other party shall negotiate in good faith in an effort to restore insofar as possible the economic benefits of this Agreement to such party.

27.   LABOR RELATIONS

      27.1 Notice by the parties. Each party agrees to notify the other immediately whenever it has knowledge that a labor dispute concerning its employees, its agents' employees or its contractors' employees is delaying or threatens to delay the timely performance of its obligations under this Agreement.

      27.2 Determination by Grantee. If the Grantee determines that the Grantor's activities, other than those relating to the transmission, distribution, or supply of electricity, pursuant to this Agreement in any Grantee facility are causing or will cause labor difficulties for the Grantee, the Grantor agrees to discontinue those activities until the labor difficulties have been resolved; provided, however, that in any such event and notwithstanding any other provision of this Agreement, the Grantee shall during the period of such labor difficulties perform at its own expense any such activities that may be reasonably necessary to the operation and maintenance of CMPNET or any portion thereof.

      27.3 Determination by Grantor. If the Grantor determines that the Grantee's activities pursuant to this Agreement in any Grantor facility are causing or will cause labor difficulties for the Grantor, the Grantee agrees to discontinue those activities until the labor difficulties have been resolved; provided, however, that in any such event and notwithstanding any other provision of this Agreement, the Grantor shall during the period of such labor difficulties perform at its own expense any such activities that may be reasonably necessary to the operation and maintenance of NEON or any portion thereof.

28.   CONSENTS AND WAIVERS

      Whenever any party hereto is asked to consent or waive any action or matter provided herein or whenever any party has the right to do or refuse to do any act in its sole judgment or discretion provided herein, said party agrees to act reasonably and in good faith in making or refusing to consent in waiving or refusing to waive, or in making any such judgments.

29.   TAXES AND GOVERNMENTAL CHARGES

      The Grantee shall pay the Grantor the pro rata amount based on the number of fiber optic filaments under each party's control, of all taxes assessed on the Grantor which are attributable to the Cable and Cable Accessories. The Grantee shall pay the Grantor said taxes when they become due.

30.   INDEMNIFICATION

      30.1 Grantee's Obligation to Indemnify. To the full extent permitted by law, the Grantee shall indemnify and hold harmless the Grantor, its employees, contractors, subcontractors, agents, directors, officers, affiliates, and subsidiaries and their respective employees, subcontractors, agents, directors and officers from and against any and all liabilities, damages, losses, claims, demands, judgments, costs, and expenses (including the cost of defense thereof and attorney's fees) incurred by the Grantor, and caused by the Grantee's maintenance, repair, or use of the Cable, Cable Accessories, Equipment Buildings, Grantor's Structures or Grantor's property which are asserted by Third parties except to the extent such claims are caused by or contributed to by the Grantor's negligence or willful misconduct. Notwithstanding the foregoing, the Grantee shall assume all risk and shall pay all costs associated with any challenges to the Grantee's rights to install and operate the Cable, and shall indemnify the Grantor accordingly.

      30.2 Grantor's Obligation to Indemnify. To the full extent permitted by law, Grantor shall indemnify and hold harmless the Grantee, its employees, contractors, subcontractors, agents, directors, officers, affiliates, and subsidiaries and their respective employees, subcontractors, agents, directors and officers from and against any and all liabilities, damages, losses, claims, demands, judgments, costs, and expenses (including the cost of defense thereof and attorney's fees) incurred by the Grantee, and caused by the Grantor's maintenance, repair, or use of the Cable which are asserted by Third parties, except to the extent such claims are caused by or contributed to by the Grantee's negligence or willful misconduct. Notwithstanding the foregoing, the Grantor shall assume all risk and shall pay all costs associated with any challenges to the Grantor's right to permit Grantee to install and operate the Cable, except as provided in Section 4.5 and 6.7, and shall indemnify the Grantee accordingly.

      30.3 Indemnification Procedures. Each party shall give the other party prompt notice of any claim for which indemnification is or will be sought under
Section 30.1 or 30.2 and shall cooperate with the other party in the defense of the claim. The indemnifying party shall bear the cost of the defense, have the right to control the defense and have the right to select counsel after consulting with the other party. The obligation to indemnify shall be net of any tax or insurance benefit obtained by the indemnified party.

      30.4 Limitation of Liability. In no event shall either party be liable to the other party, or to its customers, whether in contract, tort, or otherwise, including strict liability, for any special, indirect, incidental or consequential damages, or for any lost business damages in the nature of lost revenues or profits.

31.   DEFAULT

      31.1 Default. A party shall be considered in default of this Agreement should one or more of the following events occur:

          31.1.1 Failure of that party to pay amounts not in dispute when and as due under this Agreement;

          31.1.2 Failure of that party to maintain any policy of insurance required under this Agreement throughout the Term of this Agreement;

          31.1.3 Failure to provide necessary documentation regarding the Actual Cost of that Party's work;

          31.1.4 Admission in writing of the party's inability to pay its debts when due; making a general assignment for the benefit of creditors; the institution of any proceeding, whether voluntary or involuntary, seeking to adjudicate that party bankrupt or insolvent; seeking reorganization, arrangement, adjustment, or composition of it or its debt under any law relating to bankruptcy, insolvency or reorganization or relief of debtors; seeking appointment of a receiver trustee, or other similar official for it or for any substantial part of its property; or taking any action to authorize any of the actions set forth above;

          31.1.5 Assignment by the Grantee of its rights or obligations under this Agreement without the express prior written approval of the Grantor as set forth in Section 32; and

          31.1.6 Failure of a party to perform any material obligation under this Agreement in accordance with the terms hereof.

      31.2 Cure Period. If either party shall remain in default under any provision of this Agreement for a period of 60 days after notice by the other party of such default, or 30 days with respect to a failure to make any payment due hereunder or to maintain insurance, the party so notifying the other party may, at its option, terminate this Agreement; provided, however, that, in the case of default other than to make any payment due hereunder or to maintain insurance, where the party in default proceeds with all due diligence to cure such default and cure is not possible within such 60 days, then the party then in default shall have such time to cure the default as is reasonably necessary, but not to exceed an additional 180 days.

      31.3 The Grantee shall not make any payments under this Agreement in advance of the time such payments are due.

32.   ASSIGNMENT

      32.1 By Grantee. Subject to Section 33, the Grantee may not assign or otherwise allow use of its rights under this Agreement to any person or entity other than an Affiliate of Grantee, without the express prior written approval of the Grantor. The Grantor's approval will be granted provided the new person or entity demonstrates to the reasonable satisfaction of the Grantor that the proposed assignee is financially and operationally fit, willing and able to discharge its obligations under this Agreement, acquires substantially all of the Grantee's business within the geographic area of such assignment, including substantially all of the assets used in such business, and agrees to be bound directly and fully by all of the terms and conditions of this Agreement.

      32.2 Grantee's Change of Control. Any change of control of the Grantee shall be deemed an assignment if a new person or entity other than an Affiliate, directly or indirectly, acquires 50% or more of the voting interest of the Grantee in one or more related transactions.

      32.3 Grantor's Right to Pledge Agreement and Transfer Property. The Grantor shall be free to mortgage, pledge, or otherwise assign its interests under this Agreement to any Third Party in connection with any borrowing or other financing activity of the Grantor provided that such assignment shall not limit or otherwise affect the Grantor's obligations or the Grantee's rights under this Agreement. Any transfer of property of the Grantor included in or subject to this Agreement may be made by the Grantor, provided the person acquiring such property takes it subject to this Agreement.

      32.4 Grantee's Right to Pledge Agreement and Lease Fibers. The Grantee may mortgage, pledge or otherwise assign its interest under this Agreement to any Third Party in connection with any borrowing or other financing activity of the Grantee provided that such assignment shall not limit or otherwise affect the Grantee's obligations under this Agreement. Nothing herein shall limit or apply to the Grantee's right to lease or sublease fibers of which it has the use under this Agreement to Third parties in the normal course of the Grantee's business provided that such leases or subleases do not interfere or conflict with the Grantor's rights under this Agreement.

      32.5 Right to Assign. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

33.   GOVERNMENTAL APPROVALS, PERMITS, AND CONSENTS

      33.1 Grantee's Obligations. During the term of this Agreement, the Grantee shall continuously comply with all governmental laws, regulations or ordinances as may now or in the future be applicable to the Grantee's use and operation of NEON and the Cable.

      33.2 Grantor's Obligations. During the term of this Agreement, the Grantor shall continuously comply with all governmental laws, regulations or ordinances as may now or in the future be applicable to the Grantor's use and operation of CMPNET and the Cable.

      33.3 Opinion. Within 60 days of the date of this Agreement, the Grantee shall provide the Grantor with an opinion of counsel in form and substance satisfactory to the Grantor, stating the Grantee's compliance with the provisions of law applicable to the Grantee's use of the Cable and its obligations under this Agreement.

      33.4 Compliance with Regulatory Conditions. The parties acknowledge that this Agreement shall be subject to the conditions established by the Maine Public Utilities Commission in its November 15, 1996 Order in Docket 96-537 approving this transaction, any subsequent orders in said Docket, and any orders issued by said Commission that directly affect this Agreement (collectively "Regulatory Conditions"). Subsections 33.4.1 below constitutes the understanding of the parties as to the implementation, for the purposes of this Agreement, of the access and relocation conditions included in the Commission's October 29, 1996 Order in Docket 96-421 (the "96-421 Order"), made applicable to this transaction by the Commission's November 15, 1996 Order in Docket 96-537. (See
Exhibit 17.1 hereof.) With respect to any Regulatory Condition imposed by the Commission, (i) the parties agree to bargain in good faith to accommodate such Regulatory Condition in a manner that preserves, to the maximum degree possible, the parties understandings hereunder and which minimizes any expense to be incurred, and (ii) to the degree that any such accommodation requires Grantor to incur expenses, forego any revenues, or undertake any duty beyond that contemplated in this Agreement, Grantee shall reimburse Grantor its Actual Cost associated therewith.

          33.4.1 Access. The parties agree to accommodate the Commission's pole, access and line transfer conditions, set forth in pages 6-7 and page 8 of the Commission's October 29, 1996 Order in Docket 96-421, as follows:

            (a) Route Segment Selection. If requested to do so by Grantee, Grantor will (a) advise Grantee regarding the degree to which pole or conduit space will be available for any potential post-Grantee prospective attacher on any Route Segment which Grantee is considering for a Network Addition, and (2) will assist Grantee in selecting Route Segments where additional attachment space is likely to be available following installation of the Cable along such new Route Segments.

            (b) Capacity Availability. In sizing the cable to be installed on any Route Segment, Grantee will take into consideration the possibility that it will need to accommodate an entity whose request for attachment to Grantor's structures along any installed Route Segment cannot be accommodated due to lack of space on Grantor's structures (a "Disappointed Attacher").

            (c) Provisioning of Fiber Capacity. When requested to do so, Grantee will make available fiber capacity to any Disappointed Attacher at prices commensurate with prices charged by Grantee to other similarly situated entities, provided Grantee has such available capacity and provided that such Disappointed Attacher's use of said capacity will not cause Grantee to become a public utility or otherwise a Telephone Company under governmental regulations.

            (d) Rebuilding Structures. Grantor agrees to cooperate with Grantee and to use its best efforts to accommodate the reasonable requests of any Disappointed Attacher. In addition, in the event that Grantor considers a Disappointed Attacher to have acted unreasonably with respect to its demands as to any Route Segment, Grantor will work with Grantee to obtain relief from the Public Utilities Commission of any requirement to rebuild its structures along any Route Segment to accommodate a Disappointed Attacher. However, in the event that Grantor shall be required by Commission order, including the terms of the 96-421 Order, to rebuild any of its Structures due, in whole or in part, to accommodate the Cable on the Grantor's Structures, Grantee shall reimburse Grantor its Actual Cost for the rebuild including the cost to transfer existing lines to the new Structure; provided that if, with respect to any portion of any Route Segment to which a Regulatory Affiliate of Grantor has a cable attached (in addition to the Cable), Grantee shall only reimburse one-half of Grantor's Actual Cost for rebuilding its Structures and transferring lines on said portion.

34.   NOTICES

      34.1 Form and Address. All notices authorized or required by this Agreement shall be given in writing and delivered to the following addresses, which may change from time to time by such notice to either Party, which addresses shall also serve as the addresses for the delivery of any amounts due and payable hereunder.

                   To Grantor:        Mr. Peter Bedard
                                      Central Maine Power
                                      83 Edison Drive
                                      Augusta, ME 04336
                                      Fax 207-626-9503

                   With a copy to:    General Counsel
                                      Central Maine Power
                                      83 Edison Drive
                                      Augusta, ME 04336
                                      Fax 207-626-9503

                   To Grantee:        FiveCom of Maine LLC
                                       c/o FiveCom LLC
                                      391 Totten Pond Road
                                      Suite 401
                                      Waltham, MA 02154
                                      Attention: President
                                      Fax 617-890-8404

                   With a copy to:    Martin Kaplan, P.C.
                                      Hale and Dorr
                                      60 State Street
                                      Boston, MA 02109
                                      Fax 617-526-5000
                                      E-mail: martinkaplan@haledorr.com

      34.2 How Sent. Each notice, demand, request, report approval or communication which shall be mailed in the manner described above, or delivered by hand or an insured overnight courier, shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee, with the return receipt or the delivery receipt being deemed conclusive evidence of such delivery, or at such time as delivery is refused by the addressee upon presentation.

      34.3 Damage Notification. In the event that the Cable is damaged for any reason, the Party discovering such damage shall keep the other Party advised by telephone of all emergency conditions.

35.   DISPUTE RESOLUTION

      35.1 Nonbinding Procedure. The purpose of the dispute resolution process shall be to create a nonbinding procedure to help resolve disputes in excess of $50,000.00 which cannot be resolved by negotiation between the Grantor and the Grantee within a reasonable time, but, in no case to exceed 90 days from the date of first notice of a claim of dispute by either party.

      35.2 Mediation. Upon expiration of 45 days after notice of a claim of dispute by either party to the other, or sooner if agreed by both parties, the dispute shall be submitted to an independent, neutral Third Party with recognized knowledge and expertise in the law, utility and telecommunications industries and the mediation process. The mediator shall be a member to the American Arbitration Association and shall be chosen by the parties. In the event that the parties are unable to agree on a mediator, then each Party shall select a mediator and the two mediators so chosen shall pick a mediator who shall mediate the dispute.

      35.3 Cost. The cost of such mediation shall be born equally by both parties.

      35.4 Confidentiality. The mediation shall be conducted as a strictly confidential exchange of information. No statements made, opinions expressed, or admissions of responsibility by either Party or by the mediator shall be admissible in any subsequent dispute resolution proceeding including, but not limited to, any judicial or quasi-judicial proceeding. The mediator shall not be called by either party to testify concerning the mediation or to provide any materials in any subsequent dispute resolution process, whether litigation or otherwise. Failure to comply with this paragraph shall void the claim of the Party so failing to respect the confidentiality of the mediation process with respect to all aspects of that particular dispute.

      35.5 Findings. Either party may reject the findings or recommendations of the mediator. If such rejection is made, either party shall be free to seek relief with respect to the subject matter of the dispute in any court of competent jurisdiction.

36.   EXERCISE OF RIGHT

      No failure or delay on the part of either party hereto in exercising any right, power or privilege hereunder, and no course of dealing between the parties, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

37.   ADDITIONAL ACTIONS AND DOCUMENTS

      37.1 Additional Actions. Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, acknowledge, deliver and file or cause to be executed, acknowledged, delivered and filed such further documents and instruments, and to use its best efforts to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement, whether at or after the execution of this Agreement.

      37.2 Network Planning. The parties hereto agree to negotiate special terms and conditions relating to planning and installing Network Additions that shall take into account the needs of each party, whether or not contemplated herein, that are necessary for Grantor to provide reliable electric service and for Grantee to provision new technologies and serve new markets.

38.   SURVIVAL

      It is the express intention and agreement of the parties hereto that all covenants, agreements, statements, representations, warranties and indemnities made in this Agreement shall survive the execution and delivery of this Agreement.

39.   HEADINGS

      Article headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

40.   INCORPORATION OF EXHIBITS

      The Exhibits referenced in and attached to this Agreement shall be deemed an integral part hereof to the same extent as if written at length herein.

41.   COUNTERPARTS

      To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of or on behalf of each party appear on each counterpart; but it shall be sufficient that the signature of or on behalf of each party appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in any proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of or on behalf of all of the Party.

42.   APPLICABLE LAW

      This agreement shall be construed under and in accordance with the laws of the State of Maine.

43.   PRIOR AGREEMENTS

      This Agreement supersedes all prior or contemporaneous proposals, communications and negotiations, either oral or written, regarding the rights, obligations, or performance by the parties hereto relating to the facilities and services covered by this Agreement.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                          CENTRAL MAINE POWER COMPANY


                          By:      /s/David E. Marsh
                                -----------------------------------------
                                   David E. Marsh
                          Title:   Vice President, Corporate Services,
                                   Treasurer, and Chief Financial Officer



                          FIVECOM OF MAINE LLC
                          By FiveCom, Inc., Its Manager


                          By:      /s/Victor Colantonio
                                ------------------------------------------
                                   Victor Colantonio
                          Title:   President

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



                                   EXHIBIT 2.4

                           FIVECOM FIBER OPTIC PROJECT
                                   [**] Route



      Beginning                                                     Ending






                                      [**]

                                   EXHIBIT 8.

                        CABLE MAINTENANCE SPECIFICATIONS


1. Applicable maintenance and service procedures of the Grantor for outside plant and electrical distribution systems are incorporated in this Exhibit by reference as maintenance specifications.

2. The following are incorporated by reference as additional maintenance specifications:

      a. The maintenance procedures and service schedules of both the cable and equipment manufacturers.

      b.    Applicable Bellcore and Bell Practices maintenance standards.

      c.    All relevant OSHA practices.

      d.    In addition:

            i. All applicable AT&T maintenance practices and services procedures.
            ii. All applicable MCI maintenance practices and service procedures.
            iii. All applicable Sprint maintenance practices and service procedures.
            iv. All applicable WilTel maintenance practices and service procedures.
            v. All applicable NYNEX maintenance practices and services procedures.
            vi. All applicable SNET maintenance practices and service procedures.
            vii. All maintenance and repair procedures, standards and practices of Dig Safe and The Common Carriers Steering Committee-Northeast Region.

      e. FiveCom, Inc. SONET performance specifications for circuit availability as of July, 1996.

      f. The performance specifications of FOCAS, LUCENT, and AT&T Fitel, as applicable.

      g. FiveCom's service and emergency restoration policies and procedures as are from time to time in effect.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



                                   EXHIBIT 8.1
                 FIBER ACCEPTANCE AND PERFORMANCE SPECIFICATIONS


                                FIBER ACCEPTANCE
                                ----------------




                                      [**]

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                        FIBER PERFORMANCE SPECIFICATIONS



                                      [**]

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



                             EXHIBIT 8.1 (continued)
                 FIBER ACCEPTANCE AND PERFORMANCE SPECIFICATIONS
                             PERFORMANCE PARAMETERS


Error Free Seconds                                  [**]
(measured over [**]

Severely Erred Seconds                              [**]
(measured [**]

Availability                                        [**]
(measured [**]

Acceptance Limits                                   [**]
[**]

Operational Maintenance Limits                      [**]
[**]

Immediate Action Limits                             [**]
(measured [**]                                      [**]



Note:

Performance is based on BellCore Technical Standard PUB 62508

Definitions:

     ES-Erred Seconds
     LTE-Less than or equal to
     GTE-Greater than or equal to

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



                             EXHIBIT 8.1 (continued)

                 FIBER ACCEPTANCE AND PERFORMANCE SPECIFICATIONS

                           PERFORMANCE SPECIFICATIONS
                           --------------------------


1. This listing defines the performance objectives for SONET circuits provisioned on CMPNET. Maintenance procedures will meet these performance objectives:

2.                                    [**]

                                   EXHIBIT 9.1

                             REQUEST FOR RELOCATION

                                      Request No.

                                      Date:

To:      Manager, Transmission Line Engineering

In accordance with the terms of the Agreement between us dated _______________, 1996, this request is hereby made for Cable Relocation on Structures as indicated on the attachment hereto.

                                     FiveCom of Maine LLC

                                     By:

                                     Title:


         Such of the Structures indicated on the reverse hereof can be made available for Cable attachment thereto subject to your acceptance of necessary changes and rearrangement at an estimated cost to you of $___________________ payable in accordance with the terms of the Agreement.

                                     Central Maine Power Company

                                     By:                   Date:

                                     Title:


The above changes and rearrangements are accepted.

                                     FiveCom Of Maine, by its Manager,
                                     FiveCom, Inc.

                                     By:                   Date:


                                     Title: